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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT






    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) - OCTOBER 15, 2001



                       NORTH FORK BANCORPORATION, INC.
            (Exact name of Registrant as specified in its charter)




          DELAWARE                                        1-10458            36-3154608
(State or other jurisdiction                           (Commission          (IRS Employer
     of incorporation)                                 File Number)       Identification No.)


          275 BROADHOLLOW ROAD
            MELVILLE, NEW YORK                                                  11747
(Address of principal executive offices)                                      (Zip Code)

Registrant's telephone number, including area code:                        (631) 844-1004

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ITEM 5.    OTHER EVENTS

      North Fork Bancorporation, Inc. issued a press release reporting net income for the quarter ended September 30, 2001 of $84.9 million or diluted earnings per share of $.53 as compared to earnings of $72.7 million and diluted earnings per share of $.42 for the quarter ended September 30, 2000, representing increases of 17% and 26%, respectively.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS




(a)   Financial Statements of the Business Acquired.
      Not Applicable


(b)   Pro Forma Financial Information
      Not Applicable


(c)   Exhibits
      99.1  Press Release dated October 15, 2001


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                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 31, 2001



NORTH FORK BANCORPORATION, INC.


By:   /s/  Daniel M. Healy
-------------------------------
Daniel M. Healy
Executive Vice President
Chief Financial Officer


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